UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 19, 2020

Simlatus Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

175 Joerschke Dr., Ste. A, Grass Valley, CA 95945
(Address of principal executive offices)

(530) 205-3437
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, the Board of Directors and stockholders of Simlatus Corporation, a Nevada corporation (the “Company”), have approved (i) a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-1,000 (the “Reverse Stock Split”), and (ii) a decrease in the Company’s authorized shares of common stock from 10,000,000,000, par value $.0001 per share, to 1,000,000,000, par value $.00001 per share (the “Share Decrease”).

The Reverse Stock Split and Share Decrease will become effective at 9:00 a.m. on March 20, 2020 (the “Effective Date”) pursuant a Certificate of Amendment (the “Certificate”) filed by the Company with the Secretary of State of the State of Nevada on March 19, 2020 pursuant to Nevada Revised Statutes (“NRS”) Sections 78.385 and 78.390. A copy of the Certificate has been filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split will become effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on the Effective Date, whereupon the shares of Common Stock will begin trading on a split-adjusted basis. On the Effective Date, the Company’s trading symbol will change to “SIMLD” for a period of 20 business days, after which the “D” will be removed from the trading symbol, which will revert to the original symbol of “SIML”. In connection with the Reverse Stock Split, the CUSIP number for the Company’s Common Stock will change to 828663 500.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 1,000, rounded up (if applicable) to the next whole number. No fractional shares will be issued, and no cash or other consideration will be paid in connection with the Reverse Stock Split. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Certificates. Stockholders who hold their shares in electronic form do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their accounts. Stockholders holding paper certificates may (but are not required to) send their certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

New Horizon Transfer
215-515 West Pender Street
Vancouver, BC V6B 6H5
Canada
Phone: (604) 876-5526
Facsimile: (604) 876-5564

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged except for minor adjustments that may result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1	Certificate of Amendment Pursuant to NRS 78.385 and 78.390, as filed with the Secretary of State of the State of Nevada on March 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simlatus Corporation

Date: March 19, 2020	By:	/s/ Richard Hylen
Richard Hylen, Chairman and CEO